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EXHIBIT 10.27

                                  CONCEPTUS,  INC.

                           MASTER  CONSULTING  AGREEMENT


     This Agreement is entered into by and between Conceptus, Inc., a Delaware corporation, ("Conceptus"), and Howard Palefsky (hereinafter "Consultant"), this 15th day of October, 1997.

     In consideration of the mutual promises contained herein, the parties hereto agree as follows:

                               SECTION 1:  CONSULTING

     1.1 SERVICES. Consultant shall render consulting services in the area of corporate development/strategic acquisitions, including working with the CEO and Board to develop a strategy to acquire complimentary companies, products and technologies and strategy implementation to include identifying/ obtaining sources of financing and structuring the transaction. (hereinafter its "Duties"). Consultant shall consult with the Board of Directors, officers, and department heads of Conceptus, and such other personnel as designated by the President and CEO of Conceptus, in regard to its Duties.

     1.2 PROJECT DESIGNATION. Consultant shall work on a per project basis. Upon identification of a project to be performed by Consultant during the term of this Agreement, Conceptus shall prepare a Project Designation in the form attached hereto and marked Exhibit A (the "Project Designation") which shall detail the scope, duration and payment terms for the project in question. Upon obtaining Consultant's consent to work on the project, the Project Designation shall be signed by the parties and attached hereto. Consultant's relationship with respect to such project shall thereafter be governed by this Agreement as supplemented and/or amended by the terms and conditions set forth in the Project Designation.

     1.3 SERVICES FOR OTHERS. Consultant shall be free to represent or perform services for other persons during the term of this Agreement, provided that performance of such services does not interfere with Consultant's Duties under this Agreement. However, Consultant agrees that Consultant does not presently perform, and does not intend to perform, during the term of this Agreement, consulting or other services for third parties whose businesses or proposed businesses in any way involve the design or use of products that are or would be competitive with the products or proposed products of Conceptus (except for companies previously disclosed by Consultant to Conceptus in writing). Should Consultant propose to perform consulting or other services for any such third party, Consultant agrees to notify Conceptus in writing in advance (specifying the name of the organization for whom Consultant proposes to perform such services) and to provide information to Conceptus sufficient to allow it to determine if the performance of such services would conflict with areas of interest to Conceptus, or any further services that Conceptus might request of Consultant under this Agreement.

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     1.4  PAYMENT.  Conceptus agrees to pay Consultant for its services to be rendered under this Agreement in accordance with the payment terms set forth in each Project Designation. Conceptus shall not be responsible for payment of Consultant's expenses in the performance of its Duties, including, but not limited to, expenses for travel and similar items, unless such expense, which shall be reasonable in amount, is expressly authorized in writing by an Officer or the Controller of Conceptus, prior to the incurring of such expenses, or is permitted under the terms of a Project Designation. Conceptus will reimburse Consultant for such reasonable, authorized expenses incurred by Consultant upon the presentation by Consultant, from time to time, of a detailed and itemized account of such expenses substantiated by receipts.

     1.5 TERM. This Agreement shall be for a period of twenty-four (24) months, commencing on October 15, 1997 and terminating on October 14, 1999; however, this Agreement may be terminated at any time by either party by sixty
(60) days written notice to the other party.

     1.6 INDEPENDENT CONTRACTOR. Consultant's services are to be performed as an independent contractor with the customary and usual independence associated therewith and Consultant shall not be deemed to be an employee of Conceptus or to have the authority to enter into any contract on behalf of Conceptus or to otherwise bind Conceptus to any agreement unless expressly authorized in writing to do so. Consultant shall be responsible for payment of all income, social security and other taxes incurred by Consultant. Consultant agrees to indemnify and hold harmless Conceptus to the extent of any obligations imposed by law on Conceptus to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with any payment made to Consultant by Conceptus for Consultant's services provided hereunder.

     1.7 NO ASSIGNMENT. Because of the nature of the services to be rendered by Consultant, this Agreement may not be assigned by Consultant without the prior written consent of Conceptus. This Agreement may be assigned in whole or in part by Conceptus without restriction.

                            SECTION 2:  CONFIDENTIALITY

     In consideration of its access to the premises of Conceptus and/or its access to certain Confidential Information of Conceptus, in connection with its business relationship with Conceptus, Consultant hereby represents and agrees as follows:

     2.1. CONFIDENTIAL INFORMATION. For purposes of this Agreement, the term "Confidential Information" means:

          (a) Any information which Conceptus possesses that has been created, discovered or developed by or for Conceptus or which has otherwise been made known to Conceptus, and which has or could have commercial value or utility in the business in which Conceptus is engaged; or

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          (b)  Any information that is related to the business of Conceptus and is generally not known by non-Conceptus personnel.

By way of illustration, but not limitation, Confidential Information includes trade secrets and any information concerning products, processes, formulas, designs, inventions (whether or not patentable or registrable under copyright or similar laws and whether or not reduced to practice), discoveries, concepts, ideas, improvements, techniques, methods, research, development and test results, specifications, data, know-how, software, formats, marketing plans and analyses, business plans and analyses, strategies, forecasts, customer and supplier identities, characteristics and agreements.

     2.2 EXCLUSIONS. Notwithstanding the foregoing, the term Confidential Information shall not include:

          (a) Any information which becomes generally available to the public other than as a result of a breach of the confidentiality portions of this Consulting Agreement or any other agreement requiring confidentiality between Conceptus and Consultant;

          (b) Information received from a third party in rightful possession of such information who is not restricted from disclosing such information; and

          (c) Information known by Consultant prior to its receipt of such information from Conceptus which prior knowledge can be documented.

     2.3 DOCUMENTS. Consultant agrees that, without the express written consent of Conceptus, Consultant will not remove from Conceptus's premises, any notes, formulas, programs, data, records, machines or any other documents or items which in any manner contain or constitute Confidential Information, nor will Consultant make reproductions or copies of same. In the event Consultant receives any such documents or items by personal delivery from any duly designated or authorized personnel of Conceptus, Consultant shall be deemed to have received such express written consent of Conceptus. In the event that Consultant receives any such documents or items, other than through personal delivery as described in the preceding sentence, Consultant agrees to inform Conceptus promptly of its possession of such documents or items. Consultant shall promptly return any such documents or items, along with any reproductions or copies, to Conceptus upon Conceptus's demand or upon termination of this Agreement.

     2.4 NO DISCLOSURE. Consultant agrees that Consultant will hold in trust and confidence all Confidential Information and will not disclose to others, directly or indirectly, any Confidential Information or anything relating to such information without the prior written consent of Conceptus, except as may be necessary in the course of its business relationship with Conceptus. Consultant further agrees that Consultant will not use any Confidential Information without the prior written consent of Conceptus, except as may be necessary in the course of its business relationship with Conceptus, and that the provisions of this Section 2.4 shall survive termination of this Agreement.

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     2.5  PATENTS; COPYRIGHTS.  Consultant acknowledges and agrees that all
Confidential Information existing or developed by or for Conceptus shall be the sole property of Conceptus, and Conceptus shall be the sole owner of all patent, copyright and other rights and protections in connection therewith. Consultant hereby assigns to Conceptus all right, title and interest that Consultant may have to or acquire in all such Confidential Information. Upon learning of any Confidential Information not already disclosed to Conceptus during the term of this Agreement, Consultant agrees that Consultant will promptly disclose its knowledge of such Confidential Information to Conceptus.

     2.6 OWNERSHIP. Consultant agrees that all Confidential Information that is related to or which results from work performed by Consultant for Conceptus ("Inventions") shall be the sole and exclusive property of Conceptus or its nominees. Conceptus and its nominees shall have the right to use and/or to apply for patents, copyrights or other statutory or common law protections for such Inventions in any and all countries. Consultant further agrees (i) to assist Conceptus in every proper way to obtain and from time to time to enforce such patents, copyrights and other rights and protections relating to Inventions, and (ii) to execute and deliver to Conceptus or its nominee upon request all such documents as Conceptus or its nominee may determine are necessary or appropriate (including assignments of inventions). (Such documents may be necessary to: (a) vest in Conceptus or its nominee clear and marketable title in and to Inventions, (b) apply for, prosecute and obtain patents, copyrights and other rights and protections relating to Inventions, or (c) enforce patents, copyrights and other rights and protections relating to Inventions.) Consultant's obligations pursuant to this Section shall continue beyond the termination of its consulting relationship with Conceptus, but Conceptus agrees to compensate Consultant after the termination of the consulting relationship at a reasonable rate for time actually spent or expenses incurred by Consultant at Conceptus's request.

     2.7 LIMITS OF APPLICATION. Consultant has been informed and understands that the provisions of Section 2.5 above do not apply to any Invention that qualifies in all respects under Section 2870 of the California Labor Code, which provides:

          "(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those that either:

               (i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

               (ii) Result from any work performed by the employee for the employer.

          (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

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     2.8  NO CONFLICTING AGREEMENTS.  Consultant represents that Consultant has not brought, and will not bring, to Conceptus, and will not use in the performance of its responsibilities for Conceptus, any materials or documents of a former employer that are not generally available to the public, unless Consultant has obtained the express written consent of such former employer for Consultant's possession and use of such materials or documents for the specific purposes that Consultant proposes to make of such materials or documents under this Agreement. Moreover, Consultant represents that its performance of this Agreement and the performance of its Duties as a consultant of Conceptus does not and will not breach any agreement or relationship of trust and confidence Consultant may have with any third party, whether oral, written or implied. Consultant agrees that Consultant has not entered into and will not enter into any agreement in conflict with this Agreement.

     2.9  PUBLICATION.   Consultant shall not submit for publication or publish
any scientific writing, oral presentation, poster session or any similar disclosure of results or conclusions resulting from the services performed under this Agreement without the prior express written consent of Conceptus.

     2.10 REMEDIES. Consultant understands that, in the event Consultant fails to comply with this Article 2 of this Agreement, Conceptus may suffer irreparable harm that may not be adequately compensated by monetary damages. Accordingly, Consultant agrees that, in the event of its breach or threatened breach of any term of this Article 2, Conceptus shall be entitled to injunctive or other preliminary or equitable relief in addition to such other remedies as may be available to Conceptus for such breach or threatened breach, including damages.



                             SECTION 3:  MISCELLANEOUS

     3.1 ACTIONS; EXPENSES. In the event of any action at law or in equity to enforce the provisions of this Agreement, the unsuccessful party shall pay to the other all costs and expenses so incurred, including attorneys' fees.

     3.2 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California.

     3.3 NOTICE. Any notice required or permitted to be given by Conceptus under this Agreement shall be in writing and shall be deemed received and sufficient when delivered personally or sent by telecopy or seventy-two (72) hours after being deposited in the U.S. mail or with a courier service. Any notice required or permitted to be given by Consultant under this Agreement shall be in writing and shall be deemed received and sufficient when received by Conceptus. The parties hereto agree that all such notices shall be delivered to the addresses specified below.

     3.4 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior

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oral or written agreements with respect to the subject matter hereof.  Any term of this Agreement may be amended and observance of any term of this Agreement may be waived only with the written consent of the parties hereto. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach or failure of the same term or condition or a waiver of any other term or condition of this Agreement. The failure of any party at any time to require performance by any other party of any provision of this Agreement shall not affect the right of any such party to require future performance of such provision or any other provision of Agreement.

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      Consultant and Conceptus hereby accept and agree to the
above terms and acknowledge receipt of a copy of this Agreement.

CONCEPTUS, INC. (HIRING AUTHORITY)


By:       /s/ Kathryn Tunstall
   ------------------------------------------

Name:     Kathryn Tunstall
     ---------------------------------------

Title:    President and Chief Executive Officer
     ----------------------------------------

Address:  1021 Howard Avenue
          San Carlos, CA  94070
Telephone:     (415) 802-7240


CONCEPTUS, INC. (CHIEF FINANCIAL OFFICER)


By:       /s/ Sanford Fitch
    -----------------------------------------

Name:     Sanford Fitch
     ---------------------------------------

Title:    Chief Financial Officer
      ---------------------------------------

Address:  1021 Howard Avenue
          San Carlos, CA  94070
Telephone:     (415) 802-7240


"CONSULTANT"


By:       /s/ Howard D. Palefsky
   ------------------------------------------

Name:     Howard D. Palefsky
     ----------------------------------------

Address:  2800 Sand Hill Road, Suite 120
          Menlo Park, CA 94025
Telephone:     (650) 234-8215

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                                     EXHIBIT A

                                PROJECT DESIGNATION

1.   DESCRIPTION OF PROJECT:

     Consultant shall render consulting services in the area of corporate development/strategic acquisitions, including working with the CEO and Board to develop a strategy to acquire complimentary companies, products and technologies and strategy implementation to include identifying/ obtaining sources of financing and structuring the transaction. Consultant shall consult with the Board of Directors, officers, and department heads of Conceptus, and such other personnel as designated by the President and CEO of Conceptus, in regard to its Duties.



2.   TIME DEVOTED TO PROJECT:   One day  per week  (52 days per year)



3.   COMPENSATION: $100,000.00 per year, and
                   90,000 shares of stock, vested 1/24 monthly over two years.



     (a)  PAYMENT SCHEDULE: $ 8,333.33 monthly



     (b) EXPENSES AUTHORIZED FOR REIMBURSEMENT BY CONCEPTUS: Out-of-pocket expenses, including local travel and local telephone calls, shall be reimbursed by Conceptus. Conceptus shall reimburse Consultant for any pre-approved out-of-area travel and long-distance telephone calls, including car and cellular telephone calls.

     (c) INVOICE SUBMISSION AND PAYMENT: Invoices shall be submitted to Conceptus monthly. Invoices shall be paid by Conceptus within thirty
          (30) days of invoice date. Conceptus will not be liable for reimbursable expenses incurred but not billed within three months after the date of such expenses.


5.   DURATION OF PROJECT: Two Years

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Signatures:


CONCEPTUS, INC. (HIRING AUTHORITY)


By:       /s/ Kathryn Tunstall
   ------------------------------------------

Name:     Kathryn Tunstall
     ----------------------------------------

Title:    President and Chief Executive Officer
      -----------------------------------------

Address:  1021 Howard Avenue
          San Carlos, CA  94070
Telephone:     (415) 802-7240


CONCEPTUS, INC. (CHIEF FINANCIAL OFFICER)


By:       /s/ Sanford Fitch
   -------------------------------------

Name:     Sanford Fitch
     -----------------------------------

Title:    Chief Financial Officer
       ---------------------------------

Address:  1021 Howard Avenue
          San Carlos, CA  94070
Telephone:     (415) 802-7240


"CONSULTANT"


By:       /s/ Howard D. Palefsky
    -----------------------------------------

Name:     Howard D. Palefsky
     ----------------------------------------

Address:  2800 Sand Hill Road, Suite 120
          Menlo Park, CA 94025
Telephone:     (650) 234-8215